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                                                                  Exhibit 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of the STERIS
Corporation of our report dated January 31, 1996 (except with respect to the matter discussed in Note 18, as to which the date is March 21, 1996) included in the AMSCO International, Inc. Form 10-K for the year ended December 31,
1995, and to all references to our Firm included in this registration statement.


Pittsburgh, Pennsylvania                            /s/ Arthur Andersen
August 1, 1996
                                                    ARTHUR ANDERSEN LLP